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                                    EXHIBIT 5




Direct line:      (514) 987-8895
E-mail:           fpch@robic.com



Montreal, December 12, 2001





AXCAN PHARMA INC.
597 Laurier Blvd
Mount St-Hilaire,  Quebec
J3H 6C4


RE: Axcan Pharma Inc.
    Stock Option Plan and Offering Notice as Amended and Restated on December 19, 2000
    Registration Statement on Form S-8
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Laides and Gentlemen:

You have requested our opinion, as counsel for Axcan Pharma Inc., a corporation incorporated under the laws of the Canada Business Corporations Act (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering an aggregate of 2,590,000 Common shares of the Company's share capital, no par value per share, for issuance pursuant to the Company's Stock Option Plan and Offering Notice as Amended and Restated on December 19, 2000 (the "Plan").

We have examined such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. Based on the foregoing, we are of the opinion that the 2,590,000 shares covered by said Registration Statement, when issued or sold, and paid for in accordance with the terms of the Plan, will be legally issued, fully-paid and non-assessable.

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Axcan Pharma Inc.
December 12, 2001                                                       Page 2
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We are solicitors qualified to carry on the practice of law only in the Province of Quebec and our opinions herein are restricted to the laws of such province and the federal laws of Canada applicable therein. Our opinion as to the validity under the laws of the Province of Quebec of the issue of the Shares, insofar as it may apply to persons who are not resident in the Province of Quebec, is based upon the assumption that, under the laws of any jurisdiction other than the Province of Quebec, the issue thereof is completed in a manner which is not unlawful.

For the purpose of this opinion, we have assumed, with regard to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement on Form S-8 of Axcan Pharma Inc.


Respectfully submitted,

LEGER ROBIC RICHARD


/s/ Leger Robic Richard